SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported)     July 6, 2000


                             Bell Microproducts Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                   California
                 (State of Other Jurisdiction of Incorporation)


        0-21528                                         94-3057566
(Commission File Number)                   (I.R.S. Employer Identification No.)


          1941 Ringwood Avenue
          San Jose, California                                      95131
    (Address of Principal Executive Offices)                      (Zip Code)


                                 (408) 451-1685
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5   Other Events.

         On July 6, 2000, Bell Microproducts Inc. entered into a Securities Purchase Agreement with The Retirement Systems of Alabama and certain of its affiliates regarding debt financing of $180 million. A copy of the agreement is filed as Exhibit 10.1 to this Form 8-K. Copies of the Notes issued pursuant to that agreement are filed as Exhibit 10.2 to this Form 8-K. Also in connection with that agreement, Bell Microproducts Inc. issued a ten-year Warrant to purchase 500,000 shares at $18.00 per share. A copy of the Warrant is filed as
Exhibit 10.3 to this Form 8-K. Bell Microproducts used a portion of the proceeds from this debt financing to pay all amounts owed on its senior credit facilities. Bell Microproducts is currently in the process of amending its existing senior credit facility to provide for a line of credit of $50 million from one of the lenders. Bell Microproducts is also contemplating establishing a larger senior credit facility with its existing bank as well as other senior lenders. We cannot be assured that such arrangements can be made.


Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired:

                  Not Applicable.

         (b)      Pro Forma Financial Information:

                  Not Applicable.

         (c)      Exhibits:

                  See Exhibit Index on page following Signatures.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    BELL MICROPRODUCTS INC.


Date:  July 21, 2000                By /s/ Remo E. Canessa
                                       Remo E. Canessa
                                       Chief Financial Officer

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                  EXHIBIT INDEX

                                       to

                                    FORM 8-K


                             BELL MICROPRODUCTS INC.




Exhibit Number    Exhibit Description
--------------    -------------------

    10.1          Securities Purchase Agreement

    10.2          Subordinated Notes

    10.3          Warrant